Exhibit 99.1

Trilogy Metals Applauds President Trump's Decision to Grant Permits for the Ambler Access Project to Enable the Development of Critical Minerals in Alaska

This news release constitutes a "designated news release" for the purposes of Trilogy Metals Inc.'s prospectus supplement dated May 27, 2025, to its short form base shelf prospectus dated April 14, 2025.

NYSE American / TSX
Symbol: TMQ

VANCOUVER, BC, Oct. 6, 2025 /CNW/ - Trilogy Metals Inc. (NYSE American: TMQ) (TSX: TMQ) ("Trilogy Metals", "Trilogy" or "the Company") is pleased to announce that, on October 6, 2025, President Trump issued a decision under Section 1106 of the Alaska National Interest Lands Conservation Act ("ANILCA"), granting the permits for the Ambler Access Project (or "Ambler Road"). The decision approved an appeal by the Alaska Industrial Development and Export Authority ("AIDEA"), a public corporation of the State of Alaska, to reverse the Biden Administration's decision in June 2024 to select the "No Action Alternative" and terminate the previously issued right-of-way grant for the Ambler Road. President Trump directed relevant agencies to promptly reinstate, grant and finalize all necessary permits and authorizations with terms necessary to assure adequate and feasible access for economic and other purposes, such as mining and use of the road for industrial and commercial access.

In Section 1106 of ANILCA, Congress created a unique mechanism for appealing directly to the President from a denial of transportation systems in Alaska like the Ambler Road. ANILCA was passed into legislation by Congress in 1980 to balance the need to protect Alaska's natural ecosystems and landscapes with the needs of its residents, particularly those who rely on the land for their livelihoods. Congress required that a mandatory access right "shall be granted" to the Ambler Mining District. Section 1106 allowed AIDEA to directly appeal to President Trump regarding the Biden Administration's denial of the Ambler Road. That denial was a decision that would block access to leased State of Alaska mining claims, federally patented claims, and the entire Ambler Mining District.

Unlocking One of America's Richest Mineral Districts

The Ambler Road is a proposed 211-mile, industrial-use-only road from the Upper Kobuk Mineral Projects to the Dalton Highway that would enable the advancement of exploration and development at the Ambler Mining District in Northwest Alaska, home to some of the world's richest known copper-dominant polymetallic deposits, including the Company's Arctic and Bornite deposits.

President Trump's decision reflects a renewed federal commitment to responsible resource development in Alaska and highlights the Ambler Road as critical infrastructure under federal policy, designed to enable secure, domestic supply chains for vital minerals including copper, cobalt, zinc and lead – resources key to energy infrastructure, defense technologies, and American manufacturing.

Commitment to Protecting Local Communities and Subsistence Resources

Designed to be a private industrial road, the Ambler Road will not be open to the public in order to safeguard subsistence activities. The project design includes protections for caribou migration routes, fish habitats, and other environmental considerations, along with measures to limit community impacts. The road is expected to bring long-term economic benefits to Alaska Native communities located nearby through direct employment and contracting opportunities, and to the broader state economy through increased investment in the region, while adhering to strict environmental and subsistence protections as outlined in the project's Environmental Impact Statement.

Partnership with Alaska

Trilogy acknowledges the steadfast efforts of AIDEA and Alaska Governor Mike Dunleavy in advancing this presidential appeal. The actions from President Trump and the Department of Interior reflect the renewed federal commitment to responsible resource development in Alaska; and acknowledge the importance of balancing economic opportunity with environmental and cultural protections. The Department of the Interior, AIDEA and the State of Alaska have all played instrumental roles in advancing this presidential appeal, demonstrating broad support for the Ambler Road project.

"This landmark decision is a turning point for Trilogy and for the future of domestic critical mineral development in the United States," said Tony Giardini, President and CEO of Trilogy Metals. "The Ambler Road is not just a pathway to economic growth in Alaska – it's a strategic asset for the United States. With the backing of the President and federal agencies, we are confident this project will move forward in a way that respects both the land and the people who call it home."

The Ambler Road enables Trilogy and its partners to move forward on the development of world-class mining projects such as the Arctic and Bornite deposits – projects with robust economics, long mine lives, and potential to deliver strong returns for shareholders. The Company anticipates providing an update on advancing engineering, baseline environmental work and community engagement prior to the end of the year.

About Trilogy Metals

Trilogy Metals Inc. is a metal exploration and development company holding a 50 percent interest in Ambler Metals LLC, which has a 100 percent interest in the Upper Kobuk Mineral Projects ("UKMP") in northwestern Alaska. On December 19, 2019, South32, a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy. The UKMP is located within the Ambler Mining District which is one of the richest and most-prospective known copper-dominant districts in the world. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler Mining District – the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within a land package that spans approximately 190,929 hectares. Ambler Metals has an agreement with NANA Regional Corporation, Inc., an Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler Mining District in cooperation with local communities. Trilogy's vision is to develop the Ambler Mining District into a premier North American copper producer while protecting and respecting subsistence livelihoods.

Cautionary Note Regarding Forward-Looking Statements

This news release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, the effects of President Trump's decision as described above, potential actions resulting from executive orders, presidential decisions and statements from the U.S. administrations, Department of the Interior, Bureau of Land Management, planned activities at the UKMP, perceived merit of the properties and the Ambler Road, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving the outcome of pending litigation, success of exploration activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, prices for energy inputs, labour, materials, supplies and services, uncertainties involved in the interpretation of drilling results and geological tests, unexpected cost increases and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2024 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

View original content:https://www.prnewswire.com/news-releases/trilogy-metals-applauds-president-trumps-decision-to-grant-permits-for-the-ambler-access-project-to-enable-the-development-of-critical-minerals-in-alaska-302576354.html

SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/October2025/06/c6382.html

%CIK: 0001543418

For further information: Company Contacts: Tony Giardini, President & Chief Executive Officer; Elaine Sanders, Vice President & Chief Financial Officer, Phone: 604-638-8088

CO: Trilogy Metals Inc.

CNW 19:54e 06-OCT-25